SIXTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT

SIXTH AMENDMENT AND CONSENT, dated as of January 29, 2009 (this “Amendment”), to the Credit Agreement referred to below by and among MEASUREMENT SPECIALTIES, INC., a New Jersey corporation (“Borrower”); the other parties signatory thereto as US Credit Parties; the Lenders party thereto (the “Lenders”); WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent”), JPMORGAN CHASE BANK, N.A., as Documentation Agent (the “Documentation Agent”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, “Agent”).

WITNESSETH

WHEREAS, Borrower, the other US Credit Parties signatory thereto, Lenders, Syndication Agent, Administrative Agent, and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of April 3, 2006 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, Borrower, Agent and Requisite Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower, Agent and Requisite Lenders hereby agree as follows:

1.           Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement or Annex A thereto, in each case, as amended hereby.

2.           Consent.  Notwithstanding anything to the contrary contained in Section 6.8(e)(i) of the Credit Agreement, Agent and Requisite Lenders hereby consent, as of the Effective Date (as hereinafter defined), to the execution by Borrower of that certain Exclusive License Agreement between Borrower and Medtor LLC, substantially in the form attached hereto as Exhibit A (the “Medtor License Agreement”); provided that, the Medtor License Agreement (and any amendment, supplement or other modification thereof) (a) is entered into in the ordinary course of business, consistent with past practice and a duly executed copy thereof shall have been provided to Agent promptly after execution thereof, (b) does not involve the sale, or transfer of title or ownership of Intellectual Property or other assets of Borrower or any Credit Party, or any filing or registration with any Governmental Authority other than for informational filings that do not impact the licensor’s title and rights under the license or create an encumbrance, and (c) does not restrict the use of any Intellectual Property that would prevent any Credit Party, as licensor thereof, from selling, transferring, encumbering or otherwise disposing of any such Intellectual Property.

3.           Amendment to Section 6.1(v) of the Credit Agreement.  Section 6.1(v) of the Credit Agreement is hereby amended as of the Effective Date by amending and restating such Section 6.1(v) in its entirety as follows:

“(v)           the purchase price and all other amounts payable by the Credit Parties in connection with any Permitted Acquisitions, including all transaction costs and Loans made hereunder related thereto, shall not exceed $40,000,000 (the “Acquisition Cap”) in the aggregate in any Fiscal Year (and, with respect to any Permitted Acquisition by a Foreign Subsidiary of Borrower, such purchase price shall be paid from all cash and cash equivalents (other than cash and cash equivalents used for working capital purposes in an aggregate amount reasonably acceptable to Agent and Borrower prior to the consummation of such Permitted Acquisition) of such Foreign Subsidiary prior to use of cash and cash equivalents of the Borrower and its Domestic Subsidiaries);”

4.           Amendment to Section 6.14 of the Credit Agreement.  Section 6.14 of the Credit Agreement is hereby amended as of the Effective Date by amending and restating such Section 6.14 in its entirety as follows:

“6.14  Restricted Payments.  No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and its Subsidiaries to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (c) employee loans permitted under Section 6.2(g), (d) payments of principal of and interest on Intercompany Notes issued in accordance with Section 6.3; provided that with respect to payments by Borrower or any U.S. Credit Party to any Foreign Subsidiary in respect of intercompany Indebtedness owed by Borrower or such US Credit Party to any Foreign Subsidiary (i) no Default or Event of Default would occur and be continuing after giving effect to any such payment, and (ii) Borrower shall have Borrowing Availability of not less than $2,000,000 after giving effect to any such payment, (e) payments of principal of and interest on Subordinated Debt to the extent expressly permitted under the subordination provisions and agreements relating thereto, and (f) repurchase or redemption by Borrower of its Stock in an aggregate amount not exceeding $1,000,000 in any Fiscal Year and not exceeding $4,000,000 after the Closing Date.  In addition, no US Credit Party shall make any payment in respect of any intercompany trade payables owing by such US Credit Party to any Foreign Subsidiary unless: (i) no Default or Event of Default would occur and be continuing after giving effect to any such payment, and (ii) Borrower shall have Borrowing Availability of not less than $2,000,000 after giving effect to any such payment; provided, however, that the conditions set forth in clauses (i) and (ii) above shall not apply if Borrower can demonstrate to Agent’s reasonable satisfaction, that the non-payment of an intercompany trade payable would cause adverse tax consequences to Borrower or such US Credit Party.”

5.           Amendments to Annex A of the Credit Agreement.  As of the Effective Date, the definition of “EBITDA” set forth in Annex A of the Credit Agreement is hereby amended by renumbering clause (c)(vi) to be clause (c)(viii) and by inserting immediately prior to such renumbered clause (c)(viii) the following:

“(vi) for the Fiscal Quarters ending December 31, 2008 and March 31, 2009 the following one-time charges associated with the severance of certain employees of Borrower, in amounts of up to $300,635 and $211,852 respectively; and (vii) for the Fiscal Month ending December 31, 2008 and the Fiscal Quarter ending March 31, 2009 the following one-time costs associated with the relocation of MEAS China Ltd. to the new 230,000 square foot Greenfield facility located in Shenzhen, People’s Republic of China, in amounts of up to $122,725 and $339,103 respectively,”

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6.           Covenants.  Borrower and each US Credit Party hereby jointly and severally covenants and agrees to deliver to Agent, each in form and substance reasonably satisfactory to Agent (unless Agent shall otherwise agree in its reasonable discretion) documentation as set forth on Schedule I hereto evidencing that Borrower or such US Credit Party shall have taken or caused other Persons to take the actions described on Schedule I hereto, as soon as possible, but in any event prior to the dates set forth on Schedule I hereto (or such later dates as may be agreed to by Agent in its reasonable discretion).

7.           Remedies.  This Amendment shall constitute a Loan Document.  The breach by any Credit Party of any representation, warranty, covenant or agreement in this Amendment (including, without limitation, any failure to satisfy the requirements of Section 6 hereof and Schedule I hereto) shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

8.           Representations and Warranties.  To induce Agent and Lenders to enter into this Amendment, Borrower makes the following representations and warranties to Agent and Lenders:

(a)           The execution, delivery and performance of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”) (i) by each US Credit Party, are within such US Credit Party’s organizational power; (ii) by each US Credit Party have been duly authorized by such US Credit Party by all necessary or proper organizational and shareholder or membership action; (iii) do not contravene any provision of any US Credit Party’s charter or bylaws or equivalent organizational or other constituent documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any US Credit Party is a party or by which any US Credit Party or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of any US Credit Party other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person.

(b)           This Amendment has been duly executed and delivered by or on behalf of Borrower and each other US Credit Party.

(c)           Each of this Amendment, the Amended Credit Agreement and the other Loan Documents constitutes a legal, valid and binding obligation of Borrower and each of the other US Credit Parties party hereto or thereto, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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(d)           No Default or Event of Default has occurred and is continuing both immediately prior to and after giving effect to this Amendment.

(e)           No action, claim or proceeding is now pending or, to the knowledge of any US Credit Party, threatened against Borrower or any other Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges Borrower’s or, to the extent applicable, any other Credit Party’s right, power, or competence to enter into this Amendment or perform any of their respective obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (ii) if determined adversely, is reasonably likely to have or result in a Material Adverse Effect.  To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

(f)           The Atexis China Property (as defined in Schedule I attached hereto) has been re-zoned for industrial use in accordance with applicable Chinese law.

(g)           After giving effect to this Amendment, the representations and warranties of Borrower and the other Credit Parties contained in the Amended Credit Agreement and each other Loan Document are true and correct on and as of the Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

9.           No Other Amendments/Consents/Waivers.  Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms.  In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

10.         Continuation of Obligations and Liens.  Each of the Borrower and the other US Credit Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to all Obligations, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure all the Obligations.

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11.           Outstanding Indebtedness; Waiver of Claims.  Each of Borrower and the other US Credit Parties hereby acknowledges and agrees that as of January [___], 2009 the aggregate outstanding principal amount of the Revolving Loan is $[___________] and the aggregate outstanding principal amount of the Term Loan is $15,000,000, respectively, and that such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind.  Borrower and each other US Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Effective Date.

12.           Expenses.  Each of Borrower and the other US Credit Parties hereby reconfirms its respective obligations pursuant to Sections 1.9 and 11.3 of the Credit Agreement and pursuant to the GE Capital Fee Letter, to pay and reimburse Agent, for Agents and Lenders, for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

13.           Effectiveness.  This Amendment shall become effective as of the date first set forth above (the “Effective Date”) only upon satisfaction in full in the judgment of Agent of each of the following conditions on or prior to January [__], 2009:

(a)           Amendment.  Agent shall have received this Amendment duly executed and delivered by Agent, Requisite Lenders and Borrower and acknowledged and agreed to by each of the other US Credit Parties.

(b)           Payment of Expenses.  Borrower shall have paid to Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and/or Lenders (including, without limitation, all reasonable legal fees and expenses referenced in Section 12 hereof).

(c)           Representations and Warranties.  The representations and warranties of or on behalf of the Credit Parties in this Amendment shall be true and correct on and as of the Effective Date.

14.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

15.           Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be executed and delivered by telecopier or other method of electronic transmission with the same force and effect as if it were a manually executed and delivered counterpart.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

MEASUREMENT SPECIALTIES, INC.

By:
Name:
Title:

AGENT AND LENDERS

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Agent and Lender

By:
Duly Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Syndication Agent and Lender

By:
Name:
Title:

CoLTS 2005-1 LTD., as Lender

By: Wachovia Bank, National Association, as Servicer

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Documentation Agent and Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as Lender

By:
Name:
Title:

ROYAL BANK OF CANADA, as Lender

By:
Name:
Title:

The undersigned US Credit Parties hereby (i) acknowledge this Amendment and (ii) confirm and agree that their obligations under their respective Collateral Documents shall continue without any diminution thereof and shall remain in full force and effect with respect to the Obligations as increased hereby on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written above.

US CREDIT PARTIES

IC SENSORS INC.

By:
Name:
Title:

ELEKON INDUSTRIES USA, INC.

By:
Name:
Title:

ENTRAN DEVICES LLC

By: Measurement Specialties, Inc.
As sole Member and sole Manager

By:
Name:
Title:

MEASUREMENT SPECIALTIES FOREIGN
HOLDINGS CORPORATION

By:
Name:
Title:

BETATHERM USA, LLC

By: Measurement Specialties Foreign Holdings Corporation As sole Member

By:
Name:
Title:

YSIS INCORPORATED

By:
Name:
Title:

Exhibit A

[Exclusive License Agreement]

Schedule I

Reference is hereby made to (a) the acquisition by MEAS Europe, a French société par actions simplifiée registered in France under number 311 711 808 RCS Toulouse, and whose registered office is located at 105 Avenue du Général Eisenhower, BP 1036, 31023 Toulouse Cedex, France (“MEAS France”) of 100% of the capital stock of Atexis, a French societe par actions simplifee incorporated under the laws of France under number 409 260 791 Meaux (the “Atexis Acquisition”); (b) the acquisition by MEAS France of (i) 25% of the capital stock of ALS, a French societe par actions simplifee incorporated under the laws of France under number 453 979 502 RCS Dreux, (ii) 80% of the capital stock of FGP Instrumentation (“FGP”), a French societe anonyme registered in France under number 304 603 145 RCS Versailles, and (iii) 100% of the capital stock of GS Sensors, a French societe par actions simplifee incorporated under the laws of France under number 414 200 972 RCS Versailles (collectively, the “GS Acquisition”), and (c) that certain December 2008 Environmental Review prepared for the Borrower by ENVIRON UK Ltd. with respect  to the Atexis France Property, the Atexis China Property, the ALS Property and the FGP Property, such report containing in more detail the environmental issues and remedial measures described below.

1.           With respect to the real property located at 48, Rue de Frégy, 77610 Fontenay-Trésigny, France (the “Atexis France Propery”) MEAS France and the management of Atexis shall:

(a)           within nine months of the date of the consummation of the Atexis Acquisition, make a formal request for the landlord of the Atexis France Property to cause a qualified individual to carry out an asbestos survey and create and maintain an asbestos technical file at the Atexis France Property;

(b)           approach and discuss with the landlord of the Atexis France Property such landlord’s plan to remove and replace the cooling unit present on-site and the hydrochloroflurocarbons therein in accordance with applicable law, without limitation, within the timeframe required by applicable law, and agree to work with landlord to accomplish same;

(c)           within nine months of the date of the consummation of the Atexis Acquisition, prepare and deliver a declaration declaring site activities under applicable French ICPE law and conduct external noise monitoring at the boundary of the Atexis France Property; and

(d)           within nine months of the date of the consummation of the Atexis Acquisition, install (i) a new outdoor storage areas for hazardous waste materials and (ii) in the main building, several dedicated and self-contained cabinets or secondary containment structures for housing hazardous products, chemicals and wastes and all flammable liquids within.

2.           With respect to the real property located at 11 Fujiang Road, Dragon Industrial Port, Shuangliu County, Chengdu City, Peoples Republic of China (the “Atexis China Property”) MEAS France and the management of Atexis shall:

(a)         (i) within nine months of the date the consummation of the Atexis Acquisition, rectify the following non-compliance issues with applicable Chinese law:

(A) oily exhaust fumes generated from the canteen kitchen are not treated by an air purification system;

(B) oily wastewater generated from the canteen kitchen does not pass through a grease trap prior to discharge;

(C) three drums of hazardous waste were observed being store externally, in the southeastern corner of the Atexis China Property without appropriate protection measures such as a shelter, secondary containment and spill control kits;

(D) eight containers of hydraulic oil and lubricants were observed internally, without appropriate protection measures such as secondary containment and spill control kits; and

(E) the limited emissions derived from drying ovens and the solvent cleaning process are released directly to the atmosphere via wall-mounted exhaust systems.  No environmental monitoring has been conducted to verify the compliance of site emissions with applicable Chinese standards;

(ii)         within nine months of the date of the consummation of the Atexis Acquisition, complete environmental permit application under applicable Chinese law, including obtaining (A) an environmental impact assessment, (B) followed by a Project Completion Inspection and Approval Program, and (C) a Pollutant Discharge Permit;

(b)          within nine months of the date of the consummation of the Atexis Acquisition, apply for and obtain a fire-fighting permit under the Fire-Fighting Law of the Peoples Republic of China (1998) and establish dedicated storage areas for those flammable cleaning solvents within the minimum state requirements; and

(c)           within nine months of the date of the consummation of the Atexis Acquisition, conduct occupational health and safety assessment and Project Completion & Inspection program, including occupational exposure monitoring and employee medical surveillance testing in accordance with applicable Chinese law.

3.            With respect to the real property located at 6 Rue Albert Caquot, 28500 Vernouillet, France (the “ALS Property”) MEAS France and the management of ALS shall:

(a)           within nine months of the date of the consummation of the GS Acquisition, (i) install indoor air monitoring for acetone and ethanol, (ii) install local extraction and ventilation system, and (iii) establish dedicated area for silicone operations equipped with ventilation system;

(b)           within nine months of the date of the consummation of the GS Acquisition, establish a contract with a certified waste management for the removal of hazardous waste materials and manage wastes in accordance with applicable French waste management laws;

(c)           within nine months of the date of the consummation of the GS Acquisition, install new storage areas for hazardous waste materials and several dedicated and self-contained cabinets or secondary containment structures for housing hazardous products, chemicals and wastes and all flammable liquids; and

(d)           within nine months of the date of the consummation of the GS Acquisition, (i) purchase and install several fire extinguishers and appropriate signage in accordance with the French Labor Code and applicable French law and (ii) train personnel regarding the operation of such fire extinguishers.

4.            With respect to the real property located at 24 Rue des Dames, 78340 Les Clayes-Sous-Bois, France (the “FGP Property”) MEAS France and the management of FGP shall:

(a)           remove and replace the ozone depleting substances present at the FGP Property in accordance with applicable law, including, without limitation, within the timeframe required by applicable law;

(b)          within one year of the date of the consummation of the GS Acquisition, request that the Landlord shall cause a qualified individual to carry out an asbestos survey and create and maintain an asbestos technical file at the FGP Property;

(c)          within nine months of the date of the consummation of the GS Acquisition, prepare and deliver a declaration declaring site activities under applicable French ICPE law;

(d)          within nine months of date of the consummation of the GS Acquisition, establish a contract with a certified waste management company and will dispose of hazardous waste in accordance with applicable French waste management laws to address issues regarding non-compliance of applicable French waste management laws previously identified by Agent’s environmental consultant;

(e)           within nine months of date of the consummation of the GS Acquisition, install several dedicated and self-contained cabinets or secondary containment structures for housing hazardous products, chemicals and wastes and all flammable liquids; and

(f)           within nine months of date of the consummation of the GS Acquisition, shall (i) install an appropriate number of new fire extinguishers in each room of the FGP Property with appropriate controls, such fire extinguishers to be securely mounted either with a fixed base on the floor or a wall-mounted holder and (ii) upgrade and restock first aid kits.